EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Shoe Carnival, Inc. and the effectiveness of Shoe Carnival, Inc.'s internal control over financial reporting dated April 12, 2012, appearing in the Annual Report on Form 10-K of Shoe Carnival, Inc. for the year ended January 28, 2012.

 /s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
September 6, 2012